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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            ---------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ---------------------

                           CANNONDALE CORPORATION
           (Exact name of registrant as specified in its charter)

Delaware                                                              06-0871823
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                         Identification Number)





                              9 Brookside Place,
                     Georgetown, Connecticut  06829-0122
             (Address of principal executive offices) (Zip code)

                               ---------------

                            CANNONDALE CORPORATION

                            1996 STOCK OPTION PLAN

                           (Full Title of the Plan)

                               ---------------

                                                 COPIES TO:
WILLIAM A. LUCA                                  JOHN SANDERS, ESQ.
Vice President of Finance                        LEVETT, ROCKWOOD & SANDERS
CANNONDALE CORPORATION                           PROFESSIONAL CORPORATION
9 Brookside Place                                33 Riverside Avenue
Georgetown, Connecticut  06829-0122              Westport, Connecticut  06880
(203) 544-9800
(Name, address and telephone
number, including area code, of agent for service)

                               ---------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                              Proposed          Proposed
                                                               Maximum           Maximum
                                               Amount         Offering          Aggregate        Amount of
             Title of Securities               to be            Price           Offering       Registration
              to be Registered               Registered       Per Share           Price             Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per
   share . . . . . . . . . . . . . . . .      750,000         $18.625(1)    $13,968,750(1)      $4,816.80
===============================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee, and computed in accordance with Rule 457(h) on the basis of the maximum option exercise price of the Common Stock pursuant to outstanding options.

                             CANNONDALE CORPORATION

                       CROSS-REFERENCE SHEET FOR PART II


ITEM IN FORM S-8, PART II                                                 PAGE NUMBER IN REGISTRATION STATEMENT
-------------------------                                                 -------------------------------------
3.   Incorporation of Documents by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

4.   Description of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Not applicable

5.   Interests of Named Experts and Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . Not applicable

6.   Indemnification of Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

7.   Exemption from Registration Claimed  . . . . . . . . . . . . . . . . . . . . . . . . . . . Not applicable

8.   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

9.   Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     There are incorporated by reference and made a part hereof:

     (a) the annual report of Cannondale Corporation (the "Company" or "registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) the description of the authorized capital stock of the Company contained in the Company's registration statement filed under
                 Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Bylaws provide that the officers, directors, employees and agents of the registrant shall be reimbursed and indemnified by the registrant to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145(a) provides that a corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed proceeding (other than an action by or brought derivatively on behalf of the corporation) by reason of his being a director, officer, employee or agent of the corporation, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably and actually incurred by him in connection with such proceeding. The corporation may indemnify such person (1) if it is concluded (as provided in subsection (d) of Section 145) that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (2) to the extent such person was successful in the defense of the proceeding.

     Section 145(b) provides that a corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed proceeding brought either by the corporation or derivatively on behalf of the corporation, by reason of his being a director, officer, employee or agent of the corporation, against expenses reasonably and actually incurred by him in connection with such proceeding. The corporation may indemnify such person (1) to the extent such person was successful in the defense of the proceeding, or (2) if it is concluded (as provided in subsection (d) of Section
145) that he acted in good faith, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court shall determine upon application that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity and then for such amount as the court deems proper.

     Subsection (d) of Section 145 allows a conclusion as to indemnification to be made (1) by the majority of the directors who are not parties to the proceeding, (2) by an independent legal counsel, or (3) by the stockholders.

     The Company has entered into indemnification agreements with the directors and officers of the Company, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his being a director or officer of the Company. Among other exclusions, the Company shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

     Limitation on Liability of Directors. Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that, subject to certain exceptions, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty. Notwithstanding the foregoing, a director shall be liable if the breach (i) is a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) involves a knowing violation of law or intentional misconduct, (iii) shows a lack of good faith, (iv) enables the director to receive an improper personal benefit, or (v) creates a liability under Section 174 of the Delaware General Corporation Law (which creates liability for repayment to a corporation of certain unlawful dividend payments or unlawful purchases or redemptions).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

                                  DESCRIPTION

EXHIBIT
NUMBER                                              EXHIBIT
-------                                             -------
4.1      --      Form of Amended and Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3.2 to the
                 Company's Registration Statement on Form S-1, Registration
                 No. 33-84566).

4.2      --      Form of Amended and Restated Bylaws of the Company
                 (incorporated by reference to Exhibit 3.3 to the Company's
                 Registration Statement on Form S-1, Registration
                 No. 33-84566).

4.4      --      Cannondale Corporation 1996 Stock Option Plan, to which
                 are appended form of Non-Qualified Stock Option Agreement
                 and form of Stockholders Agreement.

5        --      Opinion of Levett, Rockwood & Sanders Professional
                 Corporation concerning the Common Stock.

23.1     --      Consent of Ernst & Young LLP.

23.2     --      Consent of Levett, Rockwood & Sanders Professional
                 Corporation (included in its opinion filed as
                 Exhibit 5 hereto).

24       --      Power-of-Attorney (incorporated by reference to the
                 signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Redding, State of Connecticut, on November 25, 1996.

                                   CANNONDALE CORPORATION

                                   By:    /s/ WILLIAM A. LUCA
                                       -----------------------
                                         William A. Luca
                                         Vice President of Finance, Treasurer
                                         and Chief Financial Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Joseph S. Montgomery and William A. Luca and either of them, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any of them deems appropriate, and each such person hereby appoints Joseph S. Montgomery and William A. Luca, and either of them, as attorney-in-fact to execute in the name and on behalf of each such person individually, and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                               Title                                      Date
---------                                               -----                                      ----
  /s/ JOSEPH S. MONTGOMERY                Chairman, President, Chief Executive              November 25, 1996
---------------------------------         Officer and Director (Principal
    Joseph S. Montgomery                  Executive Officer)

  /s/ WILLIAM A. LUCA                     Vice President of Finance, Treasurer,             November 25, 1996
---------------------------------         Chief Financial Officer and Director
    William A. Luca                       (Principal Financial Officer)

  /s/ RICHARD J. RESCH                    Vice President of Technology                      November 25, 1996
---------------------------------         Development and Director
    Richard J. Resch

  /s/ JAMES SCOTT MONTGOMERY              Vice President of Marketing                       November 25, 1996
---------------------------------         and Director
    James Scott Montgomery

  /s/ JOHN MORIARTY                       Assistant Treasurer, Director of Accounting       November 25, 1996
---------------------------------         (Principal Accounting Officer)
    John Moriarty

                                              Director
---------------------------------------
    Tarek Abdel-Meguid

                                              Director
---------------------------------------
    Michael Carter

                                              Director
---------------------------------------
    Michael J. Stimola

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                              EXHIBIT
-------                                             -------
4.1      --      Form of Amended and Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3.2 to the
                 Company's Registration Statement on Form S-1, Registration
                 No. 33-84566).

4.2      --      Form of Amended and Restated Bylaws of the Company
                 (incorporated by reference to Exhibit 3.3 to the Company's
                 Registration Statement on Form S-1, Registration
                 No. 33-84566).

4.4      --      Cannondale Corporation 1996 Stock Option Plan, to which
                 are appended form of Non-Qualified Stock Option Agreement
                 and form of Stockholders Agreement.

5        --      Opinion of Levett, Rockwood & Sanders Professional
                 Corporation concerning the Common Stock.

23.1     --      Consent of Ernst & Young LLP.

23.2     --      Consent of Levett, Rockwood & Sanders Professional
                 Corporation (included in its opinion filed as
                 Exhibit 5 hereto).

24       --      Power-of-Attorney (incorporated by reference to the
                 signature page of the Registration Statement).